We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 17, 2000 with respect to the financial statements of Fortunet Communications, L.P. in the Registration Statement (Form SB-2) and related Prospectus of Sunshine PCS Corporation for the registration of 2,821,766 shares of its Class A common stock to be filed with the Securities and Exchange Commission on or about November 29, 2000.

                                                           /s/ Ernst & Young LLP

Stamford, Connecticut
November 27, 2000